UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2026

Tavia Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42430	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, DE	19711
(Address of principal executive offices)	(Zip Code)

(212) 506-6298
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right	TAVIU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	TAVI	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth (1/10) of one Ordinary Share	TAVIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2026, Kanat Mynzhanov resigned from the Board of Directors (the “Board”) of Tavia Acquisition Corp., a Cayman Islands exempted company (the “SPAC” or the “Company”). The resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 17, 2026, the Board appointed Kenneth J. Anderson to fill the vacancy on the Board as a Class III director effective immediately. Mr. Anderson was also appointed to the Audit Committee and Compensation Committee of the Board.

Mr. Anderson currently serves as Chief Executive Officer of Cedar Tree Capital, an investment firm, where he provides strategic planning and investment advice to high net worth families with a focus on public equities and alternative investments. Prior to Cedar Tree Capital, Mr. Anderson was a founder and Board member of Aspiriant, an independent wealth management firm, and served as a Client Service Director at Aspiriant from 2002 to 2021.  Prior to Aspiriant, Mr. Anderson was a Client Service Director at myCFO (2000 to 2002) and was a Tax Partner at Arthur Andersen LLP for 20 years. Mr. Anderson also served on the Board of Directors of Twin Hospitality Group Inc. from December 2024 until March 2026, and on the Board of FAT Brands Inc. from October 2021 to March 2023.  Mr. Anderson is a Certified Public Accountant and a licensed attorney in Illinois. He received a Bachelor’s degree in Accounting and Economics from Valparaiso University. Mr. Anderson was selected to serve on our Board of Directors because of his extensive accounting, tax, financial strategies and planning experience, and  overall business background.

There are no arrangements or understandings between Mr. Anderson and any other person pursuant to which he was appointed to serve on the Board of Directors of the Company. There are no family relationships between Mr. Anderson and any of the Company’s directors or executive officers. Mr. Anderson has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Anderson is expected to join and execute, as applicable, the indemnity agreement and letter agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAVIA ACQUISITION CORP.

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	Chief Executive Officer

Dated: October 22, 2026

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